SOFTWARE MAINTENANCE AGREEMENT

This Agreement is entered into between Pyxis Technology Solutions Limited ("Provider") of VEPZ, SDF-1 Visakhapatnam -530046, India, and I-Sites, Inc. ("Client") of 1021 Ives Dairy Road, Building 3 Suite 117, Miami, Florida 33179 and is effective as of 1st September, 2002.

1. SCOPE. Provider agrees to provide and client agrees to accept the maintenance and support services referred to herein with respect to the following described Software:

(I)     SOFTWARE  ENHANCEMENTS,  AND  BUG  FIXING

- Enhancements, bug fixing and changes to I-Sites, Inc. herein after referred to as buybrations.com and e-store projects.

-     The  estimated  number  of  man-hours  per  month  is  168  hours.

(II)     DATA  ENTRY  FROM  ELECTRONIC  AND  PHYSICAL  FORMAT:

- Shopping Catalog data entry for different vendors is around 150 records per one-person day.

- Client is responsible to provide the data in correct and complete form in all respects.

-     Validation  of  the  data  is  Clients  responsibility.

-     Delay  in  providing correct data may affect the volume of the data entry.

2. DURATION. This Agreement shall extend for a period of one year, beginning with the effective date, and will automatically renew annually unless Client gives Provider written notice of its intent not to renew.

3. COMPENSATION. Provider shall receive the following compensation for the services rendered under this Agreement:

(I)     SOFTWARE  ENHANCEMENTS,  AND  BUG  FIXING

-     2  nos.-dedicated  resources  will  be assigned at US$2,500 per man month.

-     Minimum  billing  amount  per  month  is  US$5,000

- Any additional functionality and new modules beyond the stated scope that will require additional resources will be estimated separately and executed upon mutual  acceptance.

(II)     Data  Entry  from  electronic  and  physical  format:

-     1  nos-dedicated  resource  will  be  assigned  at  US$1,000  per  month

-     Minimum  billing  amount  per  month  is  US$1,000.

- Additional resources will be assigned upon Clients request at US $1,000 per man month.

     Client has to pay one-month advance of the monthly billing amount after signing the contract.

     All  payments  shall  be  made  to:

          Name  of  the  Company :   Pyxis  Technology  Solutions  Limited
          Bank  Account  No.     :   C.C.  No.01608008130
          Name  of  the  Bank    :   State  Bank  of  India,  Overseas Branch
          Address  of Bank       :   #9-1-57, G.N.T. Road, Visakhapatnam-530 013
                         Andhra  Pradesh,  India
          Branch  Code           :     8974
          Foreign Exchange Code  :     081-2008
          Swift  Code  No.       :     SBININBBA123
          Chips  No.             :     379419

     The compensation for each successive one-year renewal period shall be equal to the compensation provided for herein adjusted by the change in the Consumer Price Index (C.P.I.) for the previous calendar year.

4. MAINTENANCE AND SUPPORT SERVICES. Provider agrees to provide Client the following maintenance and support services during the period of this Agreement:
     - Provider will promptly notify Client of any material defects or malfunctions in the Software or documentation which it learns from any source.

- Provider will provide Client with copies of the software and documentation revised to reflect any and all updates and enhancements, if any, to the software made by Provider during the maintenance and support period. Such enhancements will include all modifications to the Software which increase the speed, efficiency or ease of operation of the Software or add capabilities to or otherwise improve the functions of the Software.

- Support will include the correction of material errors within a reasonable time and with reasonable effort. Support does not include correction of errors caused by unauthorized modification made to the Software. Provider is not obligated by this Agreement to undertake any such updates or infringements.

- Software and documentation for updates and enhancements will be updated on client specified testing and production sites remotely by the Provider.

- Provider will use reasonable efforts to respond to Client's requests and problems within a time frame that reasonably reflects the urgency of the resolution of the request. Provider will use reasonable efforts to give the most appropriate advice, but the responsibility for acting on or implementing such advice shall remain with Client.

- Upon request of Client, Provider shall provide on-site support with mutually agreed time frame. The charges for such visits are not included in the compensation referred to above and shall be an additional charge at Provider's standard consulting rates and shall include all travel and incidental expenses.

5. WARRANTY DISCLAIMERS. Provider MAKES NO REPRESENTATION OR WARRANTIES REGARDINGTHE SERVICES TO BE PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6. DAMAGE LIMITATIONS. Neither party shall be liable for special, consequential or incidental damages, including loss of profits, and Provider's liability to client for any other damages relating to the services hereunder will be limited to an amount not to exceed the compensation received by Provider for  the  annual maintenance period in effect at the time such claim arose.

7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to maintenance and support of the Software and supersedes  all  prior  oral  and  written  agreements  relating  thereto.

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Accepted  and  agreed  to:

Client:  I-Sites,  Inc.

By:  __________________________

_____________________________
Date:  ______________


Provider:  Pyxis  Technology  Solutions  Limited

By:  B.  Ramesh  Kumar,  Executive  Director

         ______________________________
Date:  _________________